Exhibit 99.1

Planet Fitness, Inc. Announces Fourth Quarter and Fiscal Year 2015 Results

Fiscal 2015 Revenue Increased 18% to $330.5 Million

Fiscal 2015 System-Wide Same Store Sales Increased 7.7%

209 New Planet Fitness Stores Opened System-Wide in 2015 for a Year-End Total of 1,124

Newington, NH, March 3, 2016 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its fourth quarter and fiscal year ended December 31, 2015.

Fourth Quarter Fiscal 2015 Highlights

•	Total revenue increased from the prior year period by 10.2% to $105.8 million.
•	System-wide same store sales increased 6.2%.
•	Net income was $17.2 million compared to net income of $13.8 million in the prior year period.
•	Pro forma adjusted net income(1) increased 24.7% to $17.0 million, or $0.17 per diluted share, compared to $13.7 million, or $0.14 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 23.9% to $37.5 million from $30.3 million in the prior year period.
•	84 new Planet Fitness stores were opened system-wide during the period.

Fiscal Year 2015 Highlights

•	Total revenue increased from the prior year by 18.1% to $330.5 million.
•	System-wide same store sales increased 7.7%.
•	Net income was $38.1 million compared to net income of $37.3 million in the prior year.
•	Pro forma adjusted net income(1) increased 26.2% to $53.2 million, or $0.54 per diluted share, compared to $42.2 million, or $0.43 per diluted share in the prior year.
•	Adjusted EBITDA(1) 22.8% to $123.5 million from $100.5 million in the prior year
•	209 new Planet Fitness stores were opened system-wide during the year.

1) Pro forma adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of adjusted EBITDA and pro forma adjusted net income to GAAP net income see “Non-GAAP Financial Measures” accompanying this release.

Christopher Rondeau, Chief Executive Officer, commented, “Our fourth quarter performance exceeded expectations, capping a terrific 2015 for Planet Fitness. This past year we increased system-wide same store sales 7.7% while adding 209 new stores, including our first international franchised locations. These achievements are the direct result of our affordable, non-intimidating fitness offering and powerful national advertising strategy—both significant competitive advantages, combined with our group of well capitalized franchisees which we are leveraging to rapidly expand our consumer reach. The current year is off to an exciting start as our lead sponsorship of the Times Square New Year's Eve Celebration has helped fuel great momentum early on. We are very confident that our differentiated, asset light business model has our company well positioned to deliver profitable growth and increased shareholder returns over the long-term.”

Operating Results for the Fourth Quarter Ended December 31, 2015

For the fourth quarter 2015, total revenue increased $9.8 million or 10.2% to $105.8 million from $96.0 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $3.6 million or 16.9% to $24.7 million from $21.1 million in the prior year period;
•	Corporate-owned stores segment revenue increased $2.5 million or 11.2% to $24.7 million from $22.2 million in the prior year period; and
•	Equipment segment revenue increased $3.8 million or 7.2% to $56.5 million from $52.7 million. The increase was driven by replacement equipment sales.

System-wide same store sales increased 6.2%. By segment, franchisee-owned same store sales increased 6.6% and corporate-owned same store sales increased 1.0%.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 23.9% to $37.5 million from $30.3 million in the prior year period. EBITDA by segment:

•	Franchise segment EBITDA increased $5.5 million or 39.5% to $19.3 million driven by royalties from new stores opened since December 31, 2014 as well as higher same store sales;
•	Corporate-owned stores segment EBITDA increased $2.2 million or 29.6% to $9.7 million driven primarily by new corporate stores opened since the beginning of December 2014; and
•	Equipment segment EBITDA increased $1.8 million or 15.7% to $13.0 million driven by higher sales of replacement equipment from older franchise stores required to replace certain equipment.

For the fourth quarter of fiscal 2015, net income was $17.2 million compared to net income of $13.8 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 24.7% to $17.0 million, or $0.17 per diluted share, from $13.7 million, or $0.14 per diluted share, in the prior year period. Pro forma adjusted net income has been adjusted to exclude costs associated with the initial public offering of $0.5 million, reflect a normalized federal income tax rate of 39.4% as if we were a public company for the current and comparable prior year period and exclude amortization and other non-recurring costs and gains.

During the fourth quarter of 2015, we opened 84 new Planet Fitness franchise stores, bringing the system-wide total stores to 1,124 at December 31, 2015.

Operating Results for the Fiscal Year Ended December 31, 2015

For the fiscal year ended December 31, 2015, total revenue increased $50.8 million or 18.1% to $330.5 million from $279.8 million in the prior year. By segment:

•	Franchise segment revenue, which includes commission income, increased $16.3 million or 22.7% to $88.1 million from $71.8 million in the prior year period;
•	Corporate-owned stores segment revenue increased $13.3 million or 15.7% to $98.4 million from $85.0 million in the prior year period; and
•	Equipment segment revenue increased $21.1 million or 17.2% to $144.1 million from $122.9 million.

System-wide same store sales increased 7.7%. By segment, franchisee-owned same store sales increased 8.3% and corporate-owned same store sales increased 1.9%.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) increased $22.9 million or 22.8% to $123.5 million in fiscal 2015 from $100.5 million in the prior year. EBITDA by segment:

•

Franchise segment EBITDA increased $12.9 million or 24.3% to $66.0 million, including the negative impact of $3.9 million of non-recurring expenses related to the transition of the company’s point-of-sale billing and processing (POS) system during 2015;

•	Corporate-owned stores segment EBITDA increased $4.4 million or 13.8% to $36.1 million; and
•	Equipment segment EBITDA increased $5.5 million or 20.8% to $31.9 million.

Net income increased by $0.8 million or 2.2% to $38.1 million from $37.3 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 26.2% to $53.2 million, or $0.54 per diluted share, from $42.2 million, or $0.43 per diluted share, in the prior year. Pro forma adjusted net income has been adjusted to exclude costs associated with the initial public offering of $13.9 million, reflect a normalized federal income tax rate of 39.4% as if we were a public company for the full year 2015 and 2014 and exclude amortization and other non-recurring costs and gains.

2016 Outlook

For the year ending December 31, 2016, the Company expects:

•	Total revenue between $355 million and $365 million;
•	System-wide same store sales growth in the mid-single digit range;
•	Between 210 and 220 new franchised stores; and
•	Pro forma adjusted net income of $59 million to $62 million, or $0.60 to $0.63 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related transactions in order to carry on the business of Pla-Fit Holdings, LLC and its subsidiaries (“Pla-Fit Holdings”). As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company. The financial results in periods prior to the IPO and recapitalization transactions are of Pla-Fit Holdings, as the predecessor to Planet Fitness, Inc. for accounting and reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of Planet Fitness, Inc. or Pla-Fit Holdings would have been had the IPO and related recapitalization transactions occurred prior to such periods.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with U.S. GAAP (“GAAP”). These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income and pro forma net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of adjusted EBITDA and pro forma adjusted net income to their nearest GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from GAAP net income and net income per share in ways similar to those described in the reconciliations at the end of this press release.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on March 3, 2016 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness (NYSE: PLNT) is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. With more than 1,000 locations in 47 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic, Planet Fitness’ mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women. For more information, visit www.planetfitness.com.

Source: Planet Fitness Investor Relations

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-750-0001 x 199

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This news release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance (“forward-looking statements”), especially those under the heading “2016 Outlook.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s final prospectus relating to its initial public offering, which was filed with the Securities and Exchange Commission on August 6, 2015, and the Company’s other filings with the Securities and Exchange Commission. Neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the quarter ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Revenue:
Franchise	$19,956	$17,167	$71,762	$58,001
Commission income	4,699	3,932	16,323	13,805
Corporate-owned stores	24,716	22,218	98,390	85,041
Equipment	56,474	52,702	144,062	122,930
Total revenue	105,845	96,019	330,537	279,777
Operating costs and expenses:
Cost of revenue	43,388	42,469	113,492	100,306
Store operations	14,131	13,658	57,485	49,476
Selling, general and administrative	11,732	11,828	55,573	35,121
Depreciation and amortization	7,998	8,756	32,158	32,341
Other (gain) loss	(197)	(30)	(273)	994
Total operating costs and expenses	77,052	76,681	258,435	218,238
Income from operations	28,793	19,338	72,102	61,539
Other expense, net:
Interest expense, net	(6,678)	(5,092)	(24,549)	(21,800)
Other (expense) income	2,352	(172)	(275)	(1,261)
Total other expense, net	(4,326)	(5,264)	(24,824)	(23,061)
Income before income taxes	24,467	14,074	47,278	38,478
Provision for income taxes	7,227	291	9,148	1,183
Net income	17,240	13,783	38,130	37,295
Less net income (loss) attributable to non-controlling interests	14,755	(7)	19,612	487
Net income attributable to Planet Fitness, Inc.	$2,485	$13,790	$18,518	$36,808

Net income per share of Class A common stock(1):
Basic & diluted	$0.06		$0.11

Weighted-average shares of Class A common stock outstanding(1):
Basic & diluted	36,244		36,244

(1)	Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the recapitalization transactions and IPO.

Planet Fitness, Inc. and subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	December 31,	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$31,430	$43,291
Accounts receivable, net of allowance for bad debts of $629 and $399
at December 31, 2015 and December 31, 2014, respectively	19,079	19,275
Due from related parties	4,940	1,141
Inventory	4,557	3,012
Restricted assets – NAF	1,962	-
Notes receivable, current	-	1,290
Prepaid expenses	5,152	4,355
Other current assets	5,825	2,954
Total current assets	72,945	75,318
Property and equipment, net	56,139	49,579
Intangible assets, net	273,619	295,162
Goodwill	176,981	176,981
Deferred income taxes	117,358	260
Notes receivable, net of current portion	-	2,007
Other assets, net	2,135	2,675
Total assets	$699,177	$601,982
Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$5,100	$3,900
Accounts payable	23,950	26,738
Accrued expenses	13,667	8,494
Equipment deposits	5,587	6,675
Deferred revenue, current	14,717	14,549
Payable to related parties pursuant to tax benefit arrangements, current	3,019	-
Other current liabilities	212	529
Total current liabilities	66,252	60,885
Long-term debt, net of current maturities	479,779	375,881
Deferred rent, net of current portion	4,554	3,012
Deferred revenue, net of current portion	12,016	9,330
Deferred tax liabilities	-	606
Payable to related parties pursuant to tax benefit arrangements, net of current portion	137,172	-
Other liabilities	484	519
Total noncurrent liabilities	634,005	389,348
Equity:
Members’ equity	-	146,156
Class A common stock, $.0001 par value - 300,000 shares authorized, 36,598 shares issued and outstanding as of December 31, 2015	4	-
Class B common stock, $.0001 par value - 100,000 shares authorized, 62,112 shares issued and outstanding as of December 31, 2015	6	-
Accumulated other comprehensive income (loss)	(1,710)	(636)
Additional paid in capital	352	-
Accumulated deficit	(14,032)	-
Total stockholders' deficit attributable to Planet Fitness, Inc./members' equity	(15,380)	145,520
Non-controlling interests	14,300	6,229
Total stockholders' deficit/members' equity	(1,080)	151,749
Total liabilities and stockholders' deficit/members' equity	$699,177	$601,982

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$38,130	$37,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,158	32,341
Amortization of deferred financing costs	1,596	1,315
Amortization of favorable leases and asset retirement obligations	478	501
Amortization of interest rate caps	28	-
Deferred tax (benefit) expense	6,135	(63)
Gain on decrease in tax benefit arrangement	(2,549)	-
Provision for bad debts	667	139
Gain on disposal of property and equipment	(273)	(545)
Loss on extinguishment of debt	-	4,697
Equity-based compensation	4,877	-
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(414)	(3,632)
Notes receivable and due from related parties	4,210	177
Inventory	(1,545)	(769)
Other assets and other current assets	(5,720)	(1,818)
Accounts payable and accrued expenses	263	5,042
Other liabilities and other current liabilities	99	(2)
Income taxes	115	(1,670)
Equipment deposits	(1,088)	4,028
Deferred revenue	2,994	842
Deferred rent	1,502	1,527
Net cash provided by operating activities	81,663	79,405
Cash flows from investing activities:
Additions to property and equipment	(19,488)	(16,650)
Acquisition of franchises	-	(38,638)
Proceeds from sale of property and equipment	327	926
Net cash used in investing activities	(19,161)	(54,362)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and commissions	156,946	-
Use of proceeds from issuance of Class A common stock to purchase Holdings Units	(156,946)	-
Proceeds from issuance of long-term debt	120,000	390,000
Principal payments on capital lease obligations	(376)	(1,162)
Repayment of long-term debt	(14,800)	(185,800)
Net repayments on line of credit	-	-
Payment of deferred financing and other debt-related costs	(1,698)	(7,785)
Premiums paid for interest rate caps	(880)	(2,373)
Contributions from variable interest entities	-	-
Distributions to variable interest entities	0	-458
Distributions to Members of Pla-Fit Holdings	(176,486)	(205,374)
Net cash used in financing activities	(74,240)	(12,952)
Effects of exchange rate changes on cash and cash equivalents	(123)	(67)
Net (decrease) increase in cash and cash equivalents	(11,861)	12,024
Cash and cash equivalents, beginning of period	43,291	31,267
Cash and cash equivalents, end of period	$31,430	$43,291

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are supplemental measures of performance that do not represent and should not be considered as substitutes for net income or any other performance measures derived in accordance with GAAP. EBITDA and adjusted EBITDA are used by management to measure the operating performance of the business adjusted for certain non-recurring items that management believes do not directly reflect the Company’s core operations. A reconciliation of EBITDA and adjusted EBITDA to net income, the more directly comparable GAAP measure, is set forth below.

	For the quarter ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Net income attributable to Planet Fitness, Inc.	$2,485	$13,790	$18,518	$36,808
Net income (loss) attributable to non-controlling interests	14,755	(7)	19,612	487
Net income	$17,240	$13,783	$38,130	$37,295
Interest expense, net(1)	6,677	5,095	24,549	21,800
Provision for income taxes	7,227	291	9,148	1,183
Depreciation and amortization	7,998	8,756	32,158	32,341
EBITDA	$39,142	$27,925	$103,985	$92,619
Purchase accounting adjustments(2)	449	484	1,606	2,814
Management fees(3)	-	337	1,899	1,211
IT system upgrade costs(4)	-	776	3,901	1,228
Transaction fees(5)	-	-	-	552
IPO-related costs(6)	459	68	7,697	687
IPO-related compensation expense(7)	-	-	6,155	-
Pre-openings costs(8)	-	985	793	1,676
Other(9)	(2,550)	(297)	(2,550)	(238)
Adjusted EBITDA	$37,500	$30,278	$123,486	$100,549

(1)	Includes $4.7 million of loss on extinguishment of debt in the year ended December 31, 2014.
(2)

Represents the impact of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014. These are primarily related to fair value adjustments to deferred revenue and deferred rent.

(3)

Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO, resulting in a $1 million termination fee in the year ended December 31, 2015.

(4)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(5)	Represents transaction fees and expenses primarily related to business acquisitions.
(6)	Represents legal, accounting and other costs incurred in connection with the IPO.
(7)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(8)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(9)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2015, the gain related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. In 2014, this gain was related to restoration and business interruption costs from the flood that occurred in our Bayshore, New York store in August 2014.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our initial public offering, the operating agreement of Pla-Fit Holdings was amended and restated to, among other things, designate Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings. As a result of the recapitalization transactions and the amended and restated Pla-Fit Holdings operating agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of pro forma adjusted net income and pro forma adjusted net income per diluted share gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the amended and restated Pla-Fit Holdings operating agreement as of January 1, 2014. In addition, pro forma adjusted net income assumes net income is all attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units and corresponding Class B common stock for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that management believes do not directly reflect the Company’s core operations. Pro forma adjusted net income per diluted share is calculated by dividing pro forma adjusted net income by the total shares of Class A common stock outstanding as though the IPO had occurred and those shares were outstanding for all of each period presented and, assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented.

Pro forma adjusted net income and pro forma adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and net income per share, as determined by GAAP. We believe pro forma adjusted net income and pro forma adjusted net income per diluted share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period and relative to our competitors. A reconciliation of pro forma adjusted net income to net income, the most directly comparable GAAP measure, and the computation of pro forma adjusted net income per diluted share are set forth below.

	For the quarter ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Net income attributable to Planet Fitness, Inc.	$2,485	$13,790	$18,518	$36,808
Net income (loss) attributable to non-controlling interests	14,755	(7)	19,612	487
Net income	$17,240	$13,783	$38,130	$37,295
Provision for income taxes, as reported	7,227	291	9,148	1,183
Purchase accounting adjustments(1)	449	484	1,606	2,814
Management fees(2)	-	337	1,899	1,211
IT system upgrade costs(3)	-	776	3,901	1,228
Transaction fees(4)	-	-	-	552
IPO-related costs(5)	459	68	7,697	687
IPO-related compensation expense(6)	-	-	6,155	-
Pre-openings costs(7)	-	985	793	1,676
Other(8)	(2,550)	(297)	(2,550)	(238)
Purchase accounting amortization(9)	5,270	6,099	21,067	23,201
Adjusted income before income taxes	$28,095	$22,526	$87,846	$69,609
Pro forma income taxes(10)	11,069	8,875	34,611	27,426
Pro forma adjusted net income	$17,026	$13,651	$53,235	$42,183

Pro forma adjusted net income per share, diluted	$0.17	$0.14	$0.54	$0.43

Pro forma shares outstanding(11)	98,710	98,710	98,710	98,710

(1)

Represents the impact of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014. These are primarily related to fair value adjustments to deferred revenue and deferred rent.

(2)

Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO, resulting in a $1 million termination fee in the year ended December 31, 2015.

(3)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(4)	Represents transaction fees and expenses primarily related to business acquisitions.
(5)	Represents legal, accounting and other costs incurred in connection with the IPO.
(6)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(7)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2015, the gain related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. In 2014, this gain was related to restoration and business interruption costs from the flood that occurred in our Bayshore, New York store in August 2014.

(9)

Represents the impact of the amortization of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014.

(10)	Represents corporate income taxes at an assumed effective tax rate of 39.4% applied to adjusted income before income taxes.
(11)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. for all periods presented.